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                                                                   EXHIBIT 10.3

                                   WGNB CORP.
                        INCENTIVE STOCK OPTION AGREEMENT

         This Incentive Stock Option Agreement ("Agreement") dated as of March 12, 2002 is made and entered into by WGNB CORP., a Georgia corporation ("WGNB") and L. LEIGHTON ALSTON (the "Grantee"), who is an employee or officer of WGNB or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer').

         WHEREAS, an Incentive Stock Option Agreement was entered into between WGNB and Grantee on February 12, 2002 and was rescinded by Resolution of the Board of Directors of WGNB Corp. on March 12, 2002 (attached as Exhibit "A"); and

         WHEREAS, Grantee agrees to the rescission by Resolution of the Board of Directors of WGNB Corp. on March 12, 2002; and

         WHEREAS, this Board of Directors of WGNB (the "Board") has adopted the WGNB CORP. Incentive Stock Option Plan (the "Plan") and the shareholders adopted the Plan on March 8, 1994;

         WHEREAS, the Plan provides for the granting of incentive stock options by the Executive Compensation and Management Succession Committee (the "Committee') to employees of WGNB or any subsidiary of WGNB to purchase shares of the common stock of WGNB, par value $1.25 per share (the "Stock"), in accordance with the terms and provisions thereof; and

         WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of WGNB to grant the incentive stock options documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Grant of Option

         Subject to the terms and conditions hereinafter set forth, WGNB, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of February 12, 2002 (the "Date of Grant"), an option to purchase up to Eight Thousand Eighty-Three (8,083) shares of Stock at a price of Twenty-Four and 00/100 Dollars ($24.00) per share, which is one hundred percent (100%) the fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares". The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option, as such term is defined under Section 422 of the Internal Revenue Code of 1986, as amended ("Code").

2.       Exercise of Option

         Subject to such further limitations as are provided herein, the Option shall become exercisable on the fifth anniversary of the Date of Grant.


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3.       Termination of Option

         (a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of ten (10) years from the Date of Grant (the "Option term").

         (b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except as provided herein.

         Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (I) the one-year period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of the Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (ii) the three-month period following the date of such termination in the case of termination of employment for any reason other than the death of the Grantee. In no event, however, shall any such period extend beyond the Option Term.

         (c) In the event of the death of the Grantee, the Option may be exercised by the grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

         (d) A transfer of the Grantee's employment between WGNB and any subsidiary of WGNB, or between any subsidiaries of WGNB, shall not be deemed to be a termination of the Grantee's employment.

         (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall be convicted of any act or malfeasance or wrongdoing affecting WGNB or any subsidiary of WGNB, any unexercised portion of the Option shall immediately terminate and be null and void.

4.       Exercise of Options

         (a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of WGNB written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof.

         (b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Stock at their fair market value, as determined by the Committee, on the exercise date.


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         On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, WGNB shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as WGNB may elect) upon full payment for such Option Shares. The obligations of WGNB to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Stock unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         (c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by WGNB. The date specified in the Grantee's notice as of the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date.

5.       Adjustment of and Changes in Stock of WGNB

         (a) In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of WGNB, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Stock subject to the Option or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

         (b) If the Company shall be a party to any reorganization involving a merger, consolidation or acquisition of the Stock or the assets of the Company, the Committee, in its discretion, may:

                  (i) Declare that the Option granted hereunder shall become exercisable immediately notwithstanding the provisions of this Agreement regarding exercisability and that the Option shall terminate thirty (30) days after the Committee gives written notice to Grantee of his immediate right to exercise the Option and of the Committee's decision to terminate the Option if not exercised within such thirty-day period; or

                  (ii) Notify the Grantee that the Option granted hereunder shall apply with appropriate adjustments as determined by the Committee to the securities of the resulting corporation to which holders of the number of shares of Stock subject to the Option would have been entitled.

         (c) The adoption of a plan of dissolution or liquidation by the Board of Directors and the shareholders of the Company shall cause the Option to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders; provided, however that the Committee, in its discretion, may declare that the Option shall become exercisable immediately notwithstanding the provisions of this


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Agreement regarding exercisability; and provided further that in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as described in the first sentence of subparagraph (b), the Option shall be governed by and be subject to the provisions of such sentence.

         (d) If any rights or warrants to subscribe for additional shares are given pro rata to holders of outstanding shares of the Stock, the Grantee shall be entitled to the same rights or warrants on the same basis as holders of the outstanding shares exercised on or prior to the date of the expiration of such rights or warrants.

6.       Fair Market Value

         For purposes of the Plan, the "fair market value" of the shares of Stock shall be the mean between the high "bid" and the low "asked" prices of the Stock in the over-the-counter market on the date on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported. If the Stock is not regularly traded in the over-the-counter market but is registered on a national securities exchange, the "fair market value" of the shares of Stock shall mean the closing price of the Stock on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Association of Securities Dealers Automated Quotation Service or other national quotation over-the-counter market or registered in a national securities exchange the Committee shall determine the fair market value of the common stock in good faith in accordance with Code Section 422(c) (1) and accompanying Treasury Regulations.

7.       No Rights of Stockholders

         Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of WGNB with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to becoming the holder of record of such shares.

8.       Non-Transferability of Option

         During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except, in case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In the event of (a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, WGNB may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

9.       Employment Not Affected

         The granting of the Option nor its exercise shall not be construed as granting to the Grantee any right with respect to continuance of employment of the Employer. Except as may otherwise be limited by a written agreement between the Employer and


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the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by WGNB, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by the Grantee.

10.      Amendment of Option

         This Agreement and the terms of the Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable due to any addition to or change in the Code or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the Date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of WGNB and the Grantee.

11.      Notice

         Any notices or other communications to any party pursuant to or relating to this Agreement and transactions provided for herein shall be deemed to be given, delivered or received when delivered personally or three days after being deposited in the United States Mail, registered or certified, and with proper postage and registration and certification fees prepaid, addressed to the parties for whom intended at the addresses indicated for each party as set forth below:

         WGNB:                                         Grantee:
         ----                                          -------
         WGNB Corp.                                    L. LEIGHTON ALSTON
         201 Maple Street                              President
         Post Office Box 280                           244 Foggy Bottom Drive
         Carrollton, GA 30117                          Carrollton, GA 30116
         Attn: Chairman

12.      Incorporation of Plan by Reference

         The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

13.      Governing Law

         The validity, construction, interpretation and effect of this Agreement shall exclusively be governed by and determined in accordance with the laws of the State of Georgia.

14.      Counterparts

         This Agreement may be executed with counterpart signature pages, all of which together shall constitute one and the same Agreement.


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15.      Successors and Assigns

         This Agreement shall inure to the benefit of and be enforceable by and binding upon the successors and assigns of each party, including the personal or legal representatives, executors, administrators, heirs and legatees of Grantee.

         IN WITNESS WHEREOF, WGNB has caused its duly authorized officers to execute and attest the Agreement, and to apply to corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the date first written above.

ATTEST:                                           WGNB CORP.

By:  /s/ Steven J. Haack                          By: /s/ Richard A. Duncan

     its:  Secretary/Treasurer                    its:  Executive Vice President

(Corporate Seal)

                                                   GRANTEE:

/s/ Sylvia S. Negri                                /s/ L. Leighton Alston
Witness                                            L. Leighton Alston